As filed with the Securities and Exchange Commission on March 11, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JLG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA (State or other jurisdiction of incorporation or organization)	25-1199382 (I.R.S. Employer Identification Number)

1 JLG Drive
McConnellsburg, PA, 17233-9533
(717) 485-5161

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James H. Woodward, Jr.
Executive Vice President and Chief Financial Officer
JLG Industries, Inc.
1 JLG Drive
McConnellsburg, PA, 17233-9533
(717) 485-5161

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Thomas D. Singer, Esq. Senior Vice President, General Counsel and Secretary JLG Industries, Inc. 1 JLG Drive McConnellsburg, PA, 17233-9533 (717) 485-5161	W. Andrew Jack, Esq. Covington & Burling 1201 Pennsylvania Avenue, N.W. Washington, D.C. 20004 (202) 662-6000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-110793

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Proposed Maximum
Title of Each Class of Securities	Aggregate Offering	Amount of
to be Registered	Price(1)	Registration Fee(2)
Debt Securities	N/A
Preferred Stock	N/A
Common Stock, par value $0.20 per share, and related Common Stock Purchase Rights (3)	$1,327,500
Warrants	N/A
Subsidiary Guarantees of Debt Securities	N/A
Total	$1,327,500	$156.25

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)	Does not include $125,000,000 of Debt Securities, Preferred Stock, Common Stock, par value $0.20 per share, and related Common Stock Purchase Rights, Warrants and Subsidiary Guarantees registered by JLG Industries, Inc. on its Registration Statement on Form S-3, as amended (File No. 333-110793), to which this Registration Statement relates.

(3)	No separate consideration will be received for the Common Stock Purchase Rights, which initially will trade together with the Common Stock.

______________________________

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3, both as promulgated under the Securities Act of 1933, as amended. The content of the Registration Statement on Form S-3 (File No. 333-110793) filed by JLG Industries, Inc. (the “Company”) with the Securities and Exchange Commission on November 26, 2003, as amended, is incorporated herein by reference.

______________________________

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McConnellsburg, Commonwealth of Pennsylvania, on March 11, 2005.

JLG INDUSTRIES, INC.
By:	/s/ James H. Woodward, Jr.
	Name:	James H. Woodward, Jr.
Title: Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 11, 2005.

Signature	Title
/s/ William M. Lasky* WILLIAM M. LASKY	President and Chief Executive Officer; Chairman of the Board of Directors
/s/ James H. Woodward, Jr. JAMES H. WOODWARD, JR	Executive Vice President and Chief Financial Officer
/s/ John W. Cook* JOHN W. COOK	Chief Accounting Officer
ROY V. ARMES	Director
THOMAS P. CAPO	Director
W. KIM FOSTER	Director

Signature	Title
/s/ James A. Mezera* JAMES A. MEZERA	Director
DAVID L. PUGH	Director
/s/ Stephen Rabinowitz* STEPHEN RABINOWITZ	Director
/s/ Raymond C. Stark* RAYMOND C. STARK	Director
/s/ Thomas C. Wajnert* THOMAS C. WAJNERT	Director
/s/ Charles O. Wood, III* CHARLES O. WOOD, III	Director
* By attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Legal opinion of Stephen P. Caso regarding the legality of the securities being offered under this registration statement
15	Letter re: Unaudited Interim Financial Information
23.1	Consent of Stephen P. Caso (included in Exhibit 5.1)
23.2	Consent of Covington & Burling
23.3	Consent of Ernst & Young LLP
24	Powers of Attorney (Filed as Exhibit 24 to the Registration Statement on Form S-3 (File No. 333-110793) and incorporated herein by reference.)